                                                                     Exhibit B
                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET

                                             AT DECEMBER 31,
                                 -----------------------------------------
                                        2000                  1999
                                 -------------------   -------------------
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                    $12,190,514          $  2,304,884
  Accounts Receivable                    36,537,872            16,270,895
  Accounts Receivable-Interco             3,739,654               501,474
  Reserve for Bad Debts                  (1,626,605)             (852,910)
  Gas Stored Underground                 26,045,362             7,520,398
  Other Current Assets                       52,055               (84,381)
                                 -------------------   -------------------
                                         76,938,852            25,660,360
                                 -------------------   -------------------

Property, Plant, and Equipment
  Furniture and Fixtures                    866,345               777,132
Less - Accumulated DD&A                    (565,873)             (350,150)
                                 -------------------   -------------------
                                            300,472               426,982
                                 -------------------   -------------------

Other Assets                                671,464               492,300
                                 -------------------   -------------------

                                       $ 77,910,788          $ 26,579,642
                                 ===================   ===================

LIABILITIES
Current Liabilities:
  Accounts Payable                      $ 1,756,369           $ 2,805,217
  Accrued Liabilities                    20,286,625             1,889,506
  Accounts Payable-Intercompany             473,583               794,906
  Dividends Payable                         100,000               100,000
  Notes Payable - Intercompany           48,400,000             7,000,000
                                 -------------------   -------------------
                                         71,016,577            12,589,629
                                 -------------------   -------------------

Long Term Liabilities:
Deferred Income Taxes                    (2,722,491)           (1,030,679)
Fair Value of Derivative
  Financial Instruments                   2,282,080            (1,031,590)
Miscellaneous Deferred Credits            1,057,963             2,946,774
                                 -------------------   -------------------
                                            617,552               884,505
                                 -------------------   -------------------

Stockholder's Equity:
  Common Stock                               10,000                10,000
  Capital Paid in Excess of Par           3,490,000             3,490,000
  Retained Earnings                       2,776,659             9,605,508
                                 -------------------   -------------------
Total Equity                              6,276,659            13,105,508
                                 -------------------   -------------------

                                       $ 77,910,788          $ 26,579,642
                                 ===================   ===================